EXHIBIT 10.5

                           RESTATED FUTURE AGREEMENTS

         This Agreement is dated this 20 day of AUGUST , 1997 and is by and between COASTAL BANK CORPORATION, formerly known as Coastal Bancorp., Inc. (hereinafter referred to as "Coastal") and ASHTIN KELLY & CO., INC. (hereinafter referred to as "Ashtin Kelly").

         WHEREAS, the parties hereto previously entered into that certain agreement entitled "Future Agreements" dated March 25, 1997 ("Prior Agreement'); and

         WHEREAS, since the date of the Prior Agreement, certain events have transpired making various provisions of the Prior Agreement obsolete and no longer applicable; and

         WHEREAS, the parties now wish to revise and restate the Prior Agreement by replacing the Prior Agreement in its entirety with this Agreement.

         NOW THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


1. RECITALS. The above recitals are true and correct and are incorporated herein by reference.

2. RENTAL SPACE. Coastal has applied for approval from the federal government to charter a national bank to be called Coastal Bank, N.A. (hereinafter referred to as "Bank") which proposes to open and maintain its main banking office (hereinafter referred to as "Bank Main Office") at 1010 Fifth Avenue South, Naples, Florida. From time to time, the Bank also may open additional banking offices (hereinafter referred to as "Bank Branch Offices"). Coastal hereby agrees to sublease to Ashtin Kelly, for the purpose of Ashtin Kelly conducting its investment and brokerage business, visible space located on the first floor of the Bank Main Office in an area adjoining the Bank Main Office. Additionally, Coastal hereby grants to Ashtin Kelly, for the purpose of Ashtin Kelly conducting its investment and brokerage business, the exclusive right of first refusal, subject to the prior approval of the Board of Directors of Coastal, to sublease any excess space (hereinafter referred to as "Ashtin Space") at future Bank Branch Offices. To the extent that the structure of a subject site permits, each Ashtin Space shall be clearly visible from the main entrance of the Bank Main Office or Bank Branch Office, as applicable, and shall be of such reasonable size and configuration as is reasonably necessary for the operation of Ashtin Kelly's business.

         The foregoing exclusive rights are hereby granted to Ashtin Kelly for each and every Bank Branch Office that may be opened by Coastal or the Bank in the future. However, the foregoing shall be subject to the condition, however, that the leasing or subleasing of such Ashtin Space to Ashtin Kelly by Coastal (or the Bank) will not be in violation of applicable law. Each right of first refusal granted in this Agreement by Coastal to Ashtin Kelly is further conditioned upon (a) the existence of sufficient excess space at a given subject site, after satisfaction of the space needs and requirements of Coastal and/or the Bank, to lease or sublease to Ashtin Kelly and (b) the prior written approval and consent of the Board of Directors of Coastal to each lease agreement. With respect to each Ashtin Space, Ashtin Kelly and Coastal shall enter into a lease, rental or sublease agreement containing such terms and conditions as are standard for the specific location of the subject site and shall be subject to the terms and conditions of any master lease as may be in effect between Coastal (or the Bank) and any landlord of the property in which the Bank Main Office or Bank Branch Office, as applicable, is located. Further, each such lease agreement between Ashtin Kelly and Coastal (or the Bank) shall be negotiated at arms-length and shall be at the then prevailing market rate of rent. The initial term of any such lease agreement shall be for one (1) year, with an option to renew for additional one (1) year periods. Each such one (1) year renewal option, which may be exercisable by Ashtin Kelly, shall be subject to the prior written approval and consent of the Board of Directors of Coastal which approval and consent may not be unreasonably withheld. It shall not be unreasonable for the Board of Directors of Coastal to withhold its approval and consent of any renewal by Ashtin Kelly if Ashtin Kelly is in default or in violation of any existing lease or other agreement between the parties or if Ashtin Kelly has acted in any manner so as to call its reputation or that of Coastal or the Bank into question. Any lease agreement, and any renewal thereof, shall be subject to the prior review and approval of Ashtin Kelly's legal counsel and the prior review and approval of Coastal's legal counsel, which legal counsel shall not be the same counsel as that of Ashtin Kelly unless the Board of Directors of Coastal has executed a proper written conflict of interest waiver.

3. FUTURE OFFERINGS. The parties hereby acknowledge and agree that future offerings of Coastal may be negotiated at some time in the future and that Ashtin Kelly will have the right to participate in these future offering discussions and to submit a proposal if an outside selling group is used.

4. EFFECTIVE AGREEMENT. This Agreement supersedes and replaces, in its entirety, the Prior Agreement.

5. MISCELLANEOUS. This Agreement sets forth the entire understanding of the parties and supersedes any and all prior agreements, arrangements and understandings relating to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The paragraph headings of this Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intentions of the parties. This Agreement may be executed in one or more counterparts which together shall constitute one and the same instrument. The construction and performance of this

Agreement shall be in accordance with and governed by the laws of the State of Florida. The invalidity or unenforceability of any one or more phrases, sentences or provisions of this Agreement shall not effect the validity or enforceability of the remaining portions of this Agreement unless to do so would be clearly contrary to the intent of both parties as evidenced by the totality of this Agreement.

         IN WITNESS WHEREOF, the parties have hereto set their hands and seals as of the first day above written.

                                      COASTAL BANK CORPORATION f/k/a
                                      Coastal Bancorp., Inc.

 /s/ ANN E. CROWLEY                   By: /s/ SIDNEY T. JACKSON
---------------------                     -----------------------
Witness                                   Sidney T. Jackson
                                          Its: President
/s/ RONALD KENNEDY
--------------------
Witness

                                      ASHTIN KELLY & CO., INC.

/s/                                   By: /s/ W. JONATHAN WRIDE
---------------------                     ------------------------
Witness                                   W. Jonathan Wride
                                          Its: President
/s/ NORA AMBROSE
---------------------
Witness